EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


      We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Guaranty Bancshares, Inc. (File No. 333-77783) of our report dated May 20, 1999 on our audit of the financial statements of the Guaranty Bancshares, Inc. Employee Stock Ownership Plan (With 401(k) Provisions) as of December 31, 1998 and for the year ended December 31, 1998, which report is included in this Annual Report on Form 11-K.



/s/ ARNOLD, WALKER, ARNOLD & CO., P.C.
    ARNOLD, WALKER, ARNOLD & CO., P.C.


Mount Pleasant, Texas
June 29, 1999


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